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                                                               Exhibit 5

                                                         Jack L. Foltz
                                                         Vice President
                                                         and General Counsel

SUN
                                                         Sun Company, Inc.
                                                         Ten Penn Center
                                                         1801 Market Street
                                                         Philadelphia, PA 19103

                                                    May 20, 1994

Sun Company, Inc.
Ten Penn Center
1801 Market Street
Philadelphia, PA 19103-1699

Gentlemen:

     As Vice President and General Counsel of Sun Company, Inc., a Pennsylvania corporation (the "Company"), I have been asked to deliver this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to $700,000,000 in market value of the Company's debt securities (the "Debt Securities"), Cumulative Preference Stock (the "Preference Stock"), Common Stock, $1 par value (the "Common Stock" and collectively with the Preference Stock, the "Equity Securities"), and warrants to purchase Debt Securities and Equity Securities (the "Warrants"). I or members of my staff have examined the Company's Articles of Incorporation and Bylaws, both as presently in effect; the form of Indenture dated as of May 15, 1994 (the "Senior Indenture") between the Company and Citibank, N.A.; the form of Indenture dated as of May 15, 1994 (the "Subordinated Indenture" and collectively with the Senior Indenture, (the "Indentures") between the Company and Bankers Trust Company; the undated form of Warrant Agreement to purchase Debt securities filed as an exhibit to the Registration Statement (as that term is hereinafter defined) (the "Debt Warrant Agreement"); the undated form of Warrant Agreement to purchase Equity Securities filed as an exhibit to the Registration Statement (the "Equity Warrant Agreement" and collectively with the Debt Warrant Agreement, the "Warrant Agreements"); a resolution of the Company's Board of Directors relating to the issuance, delivery and registration of the Debt Securities, Equity Securities, and Warrants; and the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). In connection with the opinions set forth below, I or members of my staff have also examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary as a basis for such opinions.

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Sun Company, Inc.
May 20, 1994
Page Two


     Based on the foregoing and subject to the qualifications and limitations stated herein, it is my opinion that:

     1. The Company has been duly incorporated and is in good standing under the laws of the Commonwealth of Pennsylvania;

     2. The Indentures have been duly and validly authorized and, when executed and delivered, will constitute valid and binding agreements of the Company, enforceable against it in accordance with their terms;

     3. The Debt Securities have been duly and validly authorized and , when executed, authenticated, delivered and paid for in the manner described in the Registration Statement, the Debt Securities will constitute validly issued and binding obligations of the Company, enforceable against it in accordance with their terms;

     4. The shares of Equity Securities when authorized, issued and paid for (or issued upon conversion of Debt Securities pursuant to the Indentures or upon exercise of the Warrants) in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable; and

     5. The Warrant Agreements and the Warrants have been duly and validly authorized and, when appropriately completed, executed and delivered in the manner described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

     The opinions expressed in numbered paragraphs 2, 3, 4 and 5 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether considered in equity or at law) and an implied covenant of good faith and fair dealing.

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Sun Company, Inc.
May 20, 1994
Page Three


     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus under the caption "Legal Opinions."

                                              Very truly yours,


                                              /s/ Jack L. Foltz
                                              --------------------
                                              Jack L. Foltz